May 2017 Free Writing Prospectus Registration Statement No. 333-202524 Dated May 16, 2017 Filed Pursuant to Rule 433

Structured Investments

Opportunities in U.S. and International Equities

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Trigger PLUS are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), offer the opportunity to earn a return based on the performance of an equally weighted basket (the “basket”) consisting of the common equity securities of Amazon.com Inc., International Business Machines Corporation, Intel Corporation, NVIDIA Corporation and Xilinx, Inc. Unlike ordinary debt securities, the Trigger PLUS will not pay interest and do not guarantee any return of principal at maturity. At maturity, if the value of the basket has appreciated, investors will receive the stated principal amount of their investment plus a payment reflecting the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, at maturity, if the value of the basket does not change or has depreciated, and (i) if the value of the basket is greater than or equal to the specified trigger value, investors will receive the stated principal amount of their investment, or (ii) if the value of the basket is less than the specified trigger value, the investor will lose 1% for every 1% decline in the basket from the pricing date to the valuation date. The Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket, and the limited protection against loss but only if the final value is not less than the trigger value. Investors may lose up to 100% of the stated principal amount of the Trigger PLUS. Any payment on the Trigger PLUS is subject to the credit risk of HSBC.

SUMMARY TERMS
Issuer:	HSBC USA Inc. (“HSBC”)
Maturity date*:	May 22, 2020, subject to adjustment as described in the section “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the Stock-Linked Underlying Supplement.
Reference asset:	An equally weighted basket consisting the common equity securities of five companies (each, a “basket component”), as set forth in the table below.
Basket component	Bloomberg ticket symbol	Component weighting	Initial component price*
Amazon.com Inc. (“AMZN”)	AMZN	1/5
International Business Machines Corporation (“IBM”)	IBM	1/5
Intel Corporation (“INTC”)	INTC	1/5
NVIDIA Corporation (“NVDA”)	NVDA	1/5
Xilinx, Inc. (“XLNX”)	XLNX	1/5
*The initial component price for each basket component will be its official closing price on the pricing date.

Aggregate principal amount:	$
Payment at maturity:

•  If the final value is greater than the initial value:

$10 + the leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

•  If the final value is less than or equal to the initial value but greater than or equal to the trigger value:

$10

•  If the final value is less than the trigger value:

$10 x the basket performance factor

This amount will be less than the stated principal amount of $10 and will result in a loss of up to 100% of your investment. Any payment on the Trigger PLUS is subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x basket percent increase
Leverage factor:	150%
Basket percent increase:	(final value – initial value) / initial value
Basket performance factor:	final value / initial value
Maximum payment at maturity:	At least $13.50 per Trigger PLUS (135.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Initial value:	Set equal to 100 on the pricing date
Final value:

Final value = 100 × [1 + (sum of the basket component return for each basket component multiplied by 1/5)]

The basket component return for each basket component = (its final component price – its initial component price) / its initial component price

Trigger value:	75% of the initial value
Initial component price:	With respect to each basket component, its official closing price on the pricing date.
Final component price:	With respect to each basket component, its official closing price on the valuation date.
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS
Pricing date*:	On or about May 19, 2017
Original issue date*:	On or about May 24, 2017 (3 business days after the pricing date)
Valuation date*:	May 19, 2020, subject to adjustment as described in the section “Additional Terms of the Notes—Valuation Dates” in the Stock-Linked Underlying Supplement.
Estimated initial value:	The estimated initial value of the Trigger PLUS will be less than the price you pay to purchase the Trigger PLUS. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Trigger PLUS in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors — The estimated initial value of the Trigger PLUS, which will be determined by us on the pricing date, will be less than the price to public and may differ from the market value of the Trigger PLUS in the secondary market, if any.”
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Supplemental plan of distribution (conflicts of interest)”.
CUSIP/ISIN:	40435H574 / US40435H5744
Commissions and issue price:	Price to public	Fees and commissions(1)	Proceeds to issuer
Per Trigger PLUS	$10	$0.25(1) $0.05(2)	$9.70
Total	$	$	$
(1)	HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.30 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.25 for each Trigger PLUS they sell. See “Supplemental plan of distribution (conflicts of interest).”
(2)	Of the amount per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each Trigger PLUS.

* The pricing date, original issue date and the other dates set forth above are subject to change, and will be set forth in the pricing supplement relating to the Trigger PLUS.

The estimated initial value of the Trigger PLUS on the pricing date is expected to be between $9.30 and $9.65 per Trigger PLUS, which will be less than the price to public. The market value of the Trigger PLUS at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” above and “Risk Factors” beginning on page 6 of this document for additional information.

An investment in the Trigger PLUS involves certain risks. See “Risk Factors” beginning on page 6 of this free writing prospectus, page S-1 of the accompanying Stock-Linked Underlying Supplement and page S-1 of the accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the Trigger PLUS, or determined that this free writing prospectus or the accompanying Stock-Linked Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this document together with the related Stock-Linked Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Stock-Linked Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

The prospectus supplement dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus dated March 5, 2015 at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

The Trigger PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Overview

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity
▪	To enhance positive returns and potentially outperform the basket in a moderately bullish scenario
▪	To achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor
▪	To provide limited protection against a loss of principal in the event of a decline of the basket as of the valuation date, but only if the final value is greater than or equal to the trigger value.

Maturity:	Approximately 3 years

Leverage factor:	150%

Trigger value:	75% of the initial value

Maximum payment at maturity:	At least $13.50 per Trigger PLUS (135.00% of the stated principal amount) (to be determined on the pricing date)

Minimum payment at maturity:	None. You may lose your entire initial investment in the Trigger PLUS.

Coupon:	None

Key Investment Rationale

The Trigger PLUS offer 150% leveraged upside on the positive performance of the basket, subject to a maximum payment at maturity of at least $13.50 per Trigger PLUS (135.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date. However, if the value of the basket has decreased as of the valuation date, investors will lose 1% of principal for every 1% that that the value of the basket has decreased. Investors may lose up to 100% of the stated principal amount of the Trigger PLUS.

Investors can use the Trigger PLUS to enhance returns and obtain limited protection against a loss of principal in the event of a decline of the basket as of the valuation date, but only if the final value is greater than or equal to the trigger value. All payments on the Trigger PLUS are subject to the credit risk of HSBC.

Leveraged Upside Performance	The Trigger PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Trigger Feature	At maturity, even if the value of the basket has declined over the term of the Trigger PLUS, you will receive your stated principal amount, but only if the final value is greater than or equal to the trigger value.
Upside Scenario	The value of the basket increases, and we will pay for each Trigger PLUS at maturity the stated principal amount of $10 plus 150% of the basket percent increase, subject to a maximum payment at maturity of at least $13.50 per Trigger PLUS (135.00% of the stated principal amount).
Par Scenario	The value of the basket does not change or declines but the final value is greater than or equal to the trigger value and, at maturity for each Trigger PLUS, we will pay the stated principal amount of $10.
Downside Scenario	The value of the basket declines and the final value is less than the trigger value and, at maturity for each Trigger PLUS we will pay less than the stated principal amount by an amount that is proportionate to the decline in the final value from the initial value.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS

Leverage factor:	150%

Trigger value:	75% of the initial value

Hypothetical maximum payment at maturity:	$13.50 per Trigger PLUS (135.00% of the stated principal amount). The actual maximum payment at maturity will be at least $13.50 per Trigger PLUS and will be determined on the pricing date.

Trigger PLUS Payoff Diagram

How it works

▪	Upside Scenario: If the final value is greater than the initial value, investors would receive the $10 stated principal amount plus 150% of the appreciation of the basket over the term of the Trigger PLUS, subject to a hypothetical maximum payment at maturity of $13.50 per Trigger PLUS. Under the hypothetical terms of the Trigger PLUS, an investor would realize the hypothetical maximum payment at maturity at a final value of 135.00% of the initial value.
▪	For example, if the value of the basket appreciates 3%, investors would receive a 4.5% return, or $10.45 per Trigger PLUS.
▪	For example, if the value of the basket appreciates 40%, investors would receive only the hypothetical maximum payment at maturity of $13.50 per Trigger PLUS, or 135.00% of the stated principal amount.
▪	Par Scenario: If the final value is less than or equal to the initial value but is greater than or equal to the trigger value, investors would receive the stated principal amount of $10 per Trigger PLUS.
▪	For example, if the value of the basket depreciates 10%, investors would receive the $10 stated principal amount.
▪	Downside Scenario: If the final value is less than the trigger value, investors would receive an amount that is less than the stated principal amount by an amount that is proportionate to the decrease in the value of the basket.
▪	For example, if the value of the basket depreciates 30%, investors would lose 30% of their principal and receive only $7 per Trigger PLUS at maturity, or 70% of the stated principal amount.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investor Suitability

The Trigger PLUS may be suitable for you if:

•     You seek an investment with an enhanced return linked to the potential positive performance of the basket and you believe that the value of the basket will increase over the term of the Trigger PLUS.

•     You are willing to invest in the Trigger PLUS based on the maximum payment at maturity, which may limit your return at maturity.

•     You are willing to make an investment that is exposed to the negative performance of the basket on a 1-to-1 basis for each percentage point that the final value is less than the trigger value.

•     You are willing to accept the risk and return profile of the Trigger PLUS versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

•     You are willing to forgo dividends or other distributions paid to holders of the basket components.

•     You do not seek current income from your investment.

•     You do not seek an investment for which there is an active secondary market.

•     You are willing to hold the Trigger PLUS to maturity.

•     You are comfortable with the creditworthiness of HSBC, as issuer of the Trigger PLUS.

The Trigger PLUS may not be suitable for you if:

•     You believe that the value of the basket will be less than the trigger value or that the value of the basket will not sufficiently increase to provide you with your desired return.

•     You are unwilling to invest in the Trigger PLUS based on the maximum payment at maturity, which may limit your return at maturity.

•     You are unwilling to make an investment that is exposed to the negative performance of the basket on a 1-to-1 basis for each percentage point that the final value is less than the trigger value.

•     You seek an investment that provides full return of principal.

•     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

•     You prefer to receive the dividends or other distributions paid on the basket components.

•     You seek current income from your investment.

•     You seek an investment for which there will be an active secondary market.

•     You are unable or unwilling to hold the Trigger PLUS to maturity.

•     You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Trigger PLUS.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 in the accompanying prospectus supplement and on page S-1 of the Stock-Linked Underlying Supplement. Investing in the Trigger PLUS is not equivalent to investing directly in the basket components. You should understand the risks of investing in the Trigger PLUS and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Trigger PLUS in light of your particular financial circumstances and the information set forth in this document and the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus and Stock-Linked Underlying Supplement, including the explanation of risks relating to the Trigger PLUS described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement; and

“—General Risks Related to Reference Stocks” in the Stock-Linked Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪	Trigger PLUS do not pay interest and may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of any principal amount at maturity. If the final value is less than the trigger value (which is 75% of the initial value), you will receive for each Trigger PLUS that you hold a payment at maturity that is less than the stated principal amount of each Trigger PLUS by at least 25% and by an amount proportionate to the decline in the value of the basket, subject to the credit risk of HSBC. You may lose up to 100% of the stated principal amount of the Trigger PLUS.

▪	The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of at least $13.50 per Trigger PLUS (at least 135.00% of the stated principal amount). Although the leverage factor provides 150% exposure to any amount by which the final value exceeds the initial value, because the payment at maturity will be limited to 135.00% of the stated principal amount for the Trigger PLUS (assuming a maximum payment at maturity of $13.50), any increase in the final value over the initial value by more than approximately 23.33% of the initial value will not further increase the return on the Trigger PLUS. The actual maximum payment at maturity will be determined on the pricing date.

▪	Credit risk of HSBC USA Inc. The Trigger PLUS are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Trigger PLUS will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Trigger PLUS depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Trigger PLUS and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Trigger PLUS.

▪	Changes in the prices of the basket components may offset each other. Movements in the prices of the basket components may not correlate with each other. At a time when the price of one basket component increases, the prices of the other basket components may not increase as much or may even decrease. Therefore, in calculating the final value of the basket and the payment at maturity, increases in the price of one basket component may be moderated, or more than offset, by lesser increase or decrease in the prices of the other basket components.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the Trigger PLUS in the secondary market, including: the trading price, volatility and dividend yield, as applicable, of each basket component, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

▪	Investing in the Trigger PLUS is not equivalent to investing in the basket components. Investing in the Trigger PLUS is not equivalent to investing in the basket components. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	The estimated initial value of the Trigger PLUS, which will be determined by us on the pricing date, will be less than the price to public and may differ from the market value of the Trigger PLUS in the secondary market, if any. The estimated initial value of the Trigger PLUS will be calculated by us on the pricing date and will be less than the price to public. The estimated initial value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Trigger PLUS. This internal funding rate is typically lower than the rate we would pay when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the Trigger PLUS may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Trigger PLUS to be more favorable to you. We will determine the value of the embedded derivatives in the Trigger PLUS by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time.

▪	The price of your Trigger PLUS in the secondary market, if any, immediately after the pricing date will be less than the price to public. The price to public takes into account certain costs. These costs will include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Trigger PLUS and the costs associated with structuring and hedging our obligations under the Trigger PLUS. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Trigger PLUS in the secondary market, if any, the price you would receive for your Trigger PLUS may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Trigger PLUS in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the basket and changes in market conditions, and cannot be predicted with accuracy. The Trigger PLUS are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Trigger PLUS to maturity. Any sale of the Trigger PLUS prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your Trigger PLUS immediately after the original issue date, the price you receive may be higher than the estimated initial value of the Trigger PLUS. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 7 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Trigger PLUS and other costs in connection with the Trigger PLUS that we will no longer expect to incur over the term of the Trigger PLUS. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Trigger PLUS and any agreement we may have with the distributors of the Trigger PLUS. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

▪	The amount payable on the Trigger PLUS is not linked to the value of the basket at any time other than the valuation date. The final value will be based on the value of the basket as of the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then decreases as of the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to that decrease. Although the actual value of the basket on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the final value, the payment at maturity will be based solely on the value of the basket as of the valuation date.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger PLUS, the price at

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Trigger PLUS. As calculation agent, HSBC or one of its affiliates will determine the initial component prices and the final component prices, and will determine the final value and the amount of cash, if any, you will receive at maturity. Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the anti-dilution and reorganization adjustments to any basket component, may adversely affect the payout to you at maturity. Although the calculation agent will make all determinations and take all action in relation to the Trigger PLUS in good faith, it should be noted that such discretion could have an impact (positive or negative) on the return on your Trigger PLUS. The calculation agent is under no obligation to consider your interests as a holder of the Trigger PLUS in taking any actions, including the determination of the initial component prices, that might affect the value of your Trigger PLUS.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the basket components), including trading in shares of the basket components as well as in other instruments related to the basket or any basket component. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade shares of the basket components and other financial instruments related to the basket or the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial component price of one or more of the basket components, and therefore, could increase the value at which the applicable basket components must appreciate so that an investor does not suffer a loss of principal. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of the basket as of the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

▪	The Trigger PLUS are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The Trigger PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Trigger PLUS is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Trigger PLUS.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in a Trigger PLUS, please see the discussion under “Tax considerations” herein, and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Information About the Basket

The following graph illustrates the hypothetical daily performance of the basket from January 1, 2008 through May 12, 2017 based on information from the Bloomberg Professional® service, if the value of the basket were set to equal 100 on April 30, 2017. The hypothetical performance reflects the performance the basket would have exhibited based on the actual historical performance of the basket components. Neither the hypothetical performance of the basket nor the actual historical performance of the basket components should be taken as indications of future performance.

We cannot give you assurance that the performance of the basket will result in the return of your initial investment. Any payment on the Trigger PLUS is subject to the credit risk of HSBC.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Information About the Basket Components

Amazon.com, Inc. Amazon.com, Inc. is an online retailer that offers a range of products. The company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. under the Exchange Act can be located by reference to the Securities and Exchange Commission CIK number 1018724. This basket component is listed on the NASDAQ Global Select Market under the ticker symbol “AMZN.” In addition, information regarding this basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 12, 2017:

Bloomberg Ticker Symbol:	AMZN	52 Week High (on 5/12/2017):	$961.35

Current Share Price:	$961.35	52 Week Low (on 6/27/2016):	$691.36

52 Weeks Ago:	$717.93

This document relates only to the Trigger PLUS offered hereby and does not relate to this basket component or other securities of the issuer of this basket component. We have derived all disclosures contained in this document regarding this basket component from the publicly available documents described in the preceding paragraph. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to this basket component. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding this basket component. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of this basket component (and therefore the price of this basket component at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning this basket component could affect the price of this basket component and therefore the return on the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of this basket component.

May 2017	Page 9

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Information

The table below sets forth the published high, low and period end closing prices of this basket component for each quarter in the period from January 2, 2008 through May 12, 2017. The associated graph shows the closing prices of this basket component for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of this basket component should not be taken as an indication of its future performance, and no assurance can be given as to the price of this basket component at any time, including on the valuation date.

Common Stock of Amazon.com, Inc. CUSIP: 023135106	High	Low	Period End
2008
First Quarter	$96.25	$62.43	$71.30
Second Quarter	$84.51	$71.30	$73.33
Third Quarter	$88.09	$63.35	$72.76
Fourth Quarter	$72.76	$35.03	$51.28
2009
First Quarter	$75.58	$48.44	$73.44
Second Quarter	$87.56	$73.44	$83.66
Third Quarter	$93.85	$75.63	$93.36
Fourth Quarter	$142.25	$88.67	$134.52
2010
First Quarter	$136.55	$116.00	$135.73
Second Quarter	$150.09	$108.61	$109.26
Third Quarter	$160.73	$109.14	$157.06
Fourth Quarter	$184.76	$153.03	$180.00
2011
First Quarter	$191.25	$160.97	$180.13
Second Quarter	$206.07	$178.34	$204.49
Third Quarter	$241.69	$177.79	$216.23
Fourth Quarter	$246.71	$173.10	$173.10
2012
First Quarter	$205.44	$173.10	$202.51
Second Quarter	$231.90	$185.50	$228.35
Third Quarter	$261.68	$215.36	$254.32
Fourth Quarter	$261.50	$220.64	$251.14
2013
First Quarter	$283.99	$251.14	$266.49
Second Quarter	$281.76	$248.23	$277.69
Third Quarter	$318.12	$277.69	$312.64
Fourth Quarter	$404.39	$298.23	$398.79
2014
First Quarter	$407.05	$336.52	$336.52
Second Quarter	$342.99	$288.32	$324.78
Third Quarter	$360.84	$307.06	$322.44
Fourth Quarter	$338.64	$287.06	$310.35
2015
First Quarter	$387.83	$286.95	$372.10
Second Quarter	$445.99	$370.25	$434.09
Third Quarter	$548.39	$429.70	$511.89
Fourth Quarter	$693.97	$511.89	$675.89
2016
First Quarter	$675.89	$482.07	$593.64
Second Quarter	$728.24	$586.14	$715.62
Third Quarter	$837.31	$715.62	$837.31
Fourth Quarter	$844.36	$719.07	$749.87
2017
First Quarter	$886.54	$749.87	$886.54
Second Quarter (through May 12, 2017)	$961.35	$884.67	$961.35

May 2017	Page 10

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 2, 2008 to May 12, 2017

May 2017	Page 11

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

International Business Machines Corporation International Business Machines Corporation provides computer solutions through the use of advanced information technology. The company's solutions include technologies, systems, products, services, software, and financing. This basket component is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by the issuer of this basket component under the Exchange Act can be located by reference to CIK number 0000051143 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding this basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 12, 2017:

Bloomberg Ticker Symbol:	IBM	52 Week High (on 3/1/2017):	$181.95

Current Share Price:	$150.37	52 Week Low (on 6/27/2016):	$143.50

52 Weeks Ago:	$148.84

This document relates only to the Trigger PLUS offered hereby and does not relate to this basket component or other securities of the issuer of this basket component. We have derived all disclosures contained in this document regarding this basket component from the publicly available documents described in the preceding paragraph. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to this basket component. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding this basket component. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of this basket component (and therefore the price of this basket component at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning this basket component could affect the price of this basket component and therefore the return on the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of this basket component.

May 2017	Page 12

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Information

The table below sets forth the published high, low and period end closing prices of this basket component for each quarter in the period from January 2, 2008 through May 12, 2017. The associated graph shows the closing prices of this basket component for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of this basket component should not be taken as an indication of its future performance, and no assurance can be given as to the price of this basket component at any time, including on the valuation date.

Common Stock of International Business Machines Corporation CUSIP: 459200101	High	Low	Period End
2008
First Quarter	$119.06	$97.50	$115.14
Second Quarter	$129.71	$114.81	$118.53
Third Quarter	$130.00	$111.47	$116.96
Fourth Quarter	$116.96	$71.74	$84.16
2009
First Quarter	$98.78	$81.98	$96.89
Second Quarter	$109.40	$96.89	$104.42
Third Quarter	$122.11	$100.19	$119.61
Fourth Quarter	$132.57	$117.90	$130.90
2010
First Quarter	$134.14	$121.88	$128.25
Second Quarter	$132.68	$122.10	$123.48
Third Quarter	$135.48	$121.86	$134.14
Fourth Quarter	$146.92	$134.14	$146.76
2011
First Quarter	$166.05	$146.76	$163.07
Second Quarter	$172.87	$162.33	$171.55
Third Quarter	$185.21	$157.54	$175.03
Fourth Quarter	$194.56	$173.29	$183.88
2012
First Quarter	$208.65	$179.16	$208.65
Second Quarter	$209.50	$188.54	$195.58
Third Quarter	$207.45	$183.09	$207.45
Fourth Quarter	$211.00	$185.51	$191.55
2013
First Quarter	$215.80	$191.55	$213.30
Second Quarter	$214.36	$187.83	$191.11
Third Quarter	$197.99	$182.16	$185.18
Fourth Quarter	$187.57	$172.80	$187.57
2014
First Quarter	$195.04	$172.84	$192.49
Second Quarter	$197.77	$180.37	$181.27
Third Quarter	$195.78	$181.27	$189.83
Fourth Quarter	$189.83	$151.41	$160.44
2015
First Quarter	$164.83	$151.55	$160.50
Second Quarter	$174.40	$159.18	$162.66
Third Quarter	$173.22	$140.96	$144.97
Fourth Quarter	$152.39	$131.75	$137.62
2016
First Quarter	$163.53	$151.68	$158.85
Second Quarter	$168.51	$149.63	$165.99
Third Quarter	$181.95	$165.52	$174.14
Fourth Quarter	$168.51	$149.63	$165.99
2017
First Quarter	$181.95	$165.52	$174.14
Second Quarter (through May 12, 2017)	$174.52	$150.37	$150.37

May 2017	Page 13

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Common Stock of International Business Machines Corporation – Daily Closing Prices January 2, 2008 to May 12, 2017

May 2017	Page 14

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Intel Corporation Intel Corporation designs, manufactures, and sells computer components and related products. The Company major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory, graphic, network and communication, systems management software, conferencing, and digital imaging products. This basket component is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by the issuer of this basket component under the Exchange Act can be located by reference to CIK number 0000050863 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding this basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 12, 2017:

Bloomberg Ticker Symbol:	INTC	52 Week High (on 10/7/2016):	$38.10

Current Share Price:	$35.53	52 Week Low (on 5/19/2016):	$29.63

52 Weeks Ago:	$29.76

This document relates only to the Trigger PLUS offered hereby and does not relate to this basket component or other securities of the issuer of this basket component. We have derived all disclosures contained in this document regarding this basket component from the publicly available documents described in the preceding paragraph. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to this basket component. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding this basket component. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of this basket component (and therefore the price of this basket component at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning this basket component could affect the price of this basket component and therefore the return on the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of this basket component.

May 2017	Page 15

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Information

The table below sets forth the published high, low and period end closing prices of this basket component for each quarter in the period from January 2, 2008 through May 12, 2017. The associated graph shows the closing prices of this basket component for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of this basket component should not be taken as an indication of its future performance, and no assurance can be given as to the price of this basket component at any time, including on the valuation date.

Ordinary Shares of Intel Corporation CUSIP: 458140100	High	Low	Period End
2008
First Quarter	$26.66	$18.61	$21.18
Second Quarter	$25.00	$20.69	$21.48
Third Quarter	$24.52	$17.27	$18.73
Fourth Quarter	$18.73	$12.23	$14.66
2009
First Quarter	$15.82	$12.08	$15.05
Second Quarter	$16.64	$15.00	$16.55
Third Quarter	$20.32	$15.94	$19.57
Fourth Quarter	$20.83	$18.50	$20.40
2010
First Quarter	$22.68	$19.01	$22.26
Second Quarter	$24.21	$19.45	$19.45
Third Quarter	$21.78	$17.72	$19.23
Fourth Quarter	$21.91	$18.87	$21.03
2011
First Quarter	$22.14	$19.82	$20.17
Second Quarter	$23.87	$19.49	$22.16
Third Quarter	$23.23	$19.20	$21.33
Fourth Quarter	$25.66	$20.62	$24.25
2012
First Quarter	$28.19	$24.25	$28.11
Second Quarter	$29.18	$25.04	$26.65
Third Quarter	$26.88	$22.51	$22.68
Fourth Quarter	$22.84	$19.36	$20.63
2013
First Quarter	$22.68	$20.23	$21.85
Second Quarter	$25.47	$20.94	$24.22
Third Quarter	$24.24	$21.90	$22.92
Fourth Quarter	$25.96	$22.48	$25.96
2014
First Quarter	$26.67	$23.52	$25.81
Second Quarter	$30.93	$25.81	$30.90
Third Quarter	$35.33	$30.79	$34.82
Fourth Quarter	$37.67	$30.85	$36.29
2015
First Quarter	$36.91	$29.89	$31.27
Second Quarter	$34.46	$30.39	$30.41
Third Quarter	$30.55	$25.87	$30.14
Fourth Quarter	$35.44	$30.00	$34.45
2016
First Quarter	$34.45	$28.22	$32.35
Second Quarter	$32.99	$29.63	$32.80
Third Quarter	$37.75	$32.68	$37.75
Fourth Quarter	$38.10	$33.61	$36.27
2017
First Quarter	$37.98	$35.04	$36.07
Second Quarter (through May 12, 2017)	$37.43	$35.25	$35.53

May 2017	Page 16

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Common Stock of Intel Corporation – Daily Closing Prices January 2, 2008 to May 12, 2017

May 2017	Page 17

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

NVIDIA Corporation NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company's products provide interactive 3D graphics to the mainstream personal computer market. This basket component is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by the issuer of this basket component under the Exchange Act can be located by reference to CIK number 1045810 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding this basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 12, 2017:

Bloomberg Ticker Symbol:	NVDA	52 Week High (on 5/12/2017):	$127.89

Current Share Price:	$127.89	52 Week Low (on 5/12/2016):	$35.57

52 Weeks Ago:	$35.57

This document relates only to the Trigger PLUS offered hereby and does not relate to this basket component or other securities of the issuer of this basket component. We have derived all disclosures contained in this document regarding this basket component from the publicly available documents described in the preceding paragraph. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to this basket component. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding this basket component. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of this basket component (and therefore the price of this basket component at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning this basket component could affect the price of this basket component and therefore the return on the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of this basket component.

May 2017	Page 18

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Information

The table below sets forth the published high, low and period end closing prices of this basket component for each quarter in the period from January 2, 2008 through May 12, 2017. The associated graph shows the closing prices of this basket component for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of this basket component should not be taken as an indication of its future performance, and no assurance can be given as to the price of this basket component at any time, including on the valuation date.

Common Stock of NVIDIA Corporation CUSIP: 67066G104	High	Low	Period End
2008
First Quarter	$34.02	$17.66	$19.79
Second Quarter	$24.85	$17.91	$18.72
Third Quarter	$18.75	$9.30	$10.71
Fourth Quarter	$10.71	$5.90	$8.07
2009
First Quarter	$10.56	$7.21	$9.86
Second Quarter	$12.30	$8.40	$11.29
Third Quarter	$16.47	$10.09	$15.03
Fourth Quarter	$18.68	$11.96	$18.68
2010
First Quarter	$18.88	$15.39	$17.40
Second Quarter	$18.01	$10.21	$10.21
Third Quarter	$12.26	$8.88	$11.68
Fourth Quarter	$15.40	$10.70	$15.40
2011
First Quarter	$25.68	$15.40	$18.46
Second Quarter	$20.50	$15.41	$15.94
Third Quarter	$16.15	$11.73	$12.51
Fourth Quarter	$15.82	$11.81	$13.86
2012
First Quarter	$16.45	$13.52	$15.40
Second Quarter	$15.40	$11.73	$13.82
Third Quarter	$14.81	$12.37	$13.34
Fourth Quarter	$13.62	$11.38	$12.26
2013
First Quarter	$13.15	$11.98	$12.83
Second Quarter	$14.92	$12.13	$14.04
Third Quarter	$16.00	$14.04	$15.56
Fourth Quarter	$16.22	$14.55	$16.02
2014
First Quarter	$18.91	$15.36	$17.91
Second Quarter	$19.61	$17.91	$18.54
Third Quarter	$20.03	$17.46	$18.45
Fourth Quarter	$21.14	$16.79	$20.05
2015
First Quarter	$23.47	$19.14	$20.93
Second Quarter	$22.76	$20.11	$20.11
Third Quarter	$24.65	$19.31	$24.65
Fourth Quarter	$33.75	$24.17	$32.96
2016
First Quarter	$35.76	$25.22	$35.63
Second Quarter	$48.49	$34.76	$47.01
Third Quarter	$58.20	$46.66	$58.20
Fourth Quarter	$117.32	$65.35	$106.74
2017
First Quarter	$119.13	$97.67	$108.93
Second Quarter (through May 12, 2017)	$127.89	$95.49	$127.89

May 2017	Page 19

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Closing Prices January 2, 2008 to May 12, 2017

May 2017	Page 20

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Xilinx, Inc. Xilinx, Inc. designs and develops programmable devices and associated technologies. Xilinx, Inc. also provides design services, customer training, field engineering and technical support. This basket component is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by the issuer of this basket component under the Exchange Act can be located by reference to CIK number 0000743988 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding this basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 12, 2017:

Bloomberg Ticker Symbol:	XLNX	52 Week High (on 5/9/2017):	$64.69

Current Share Price:	$64.30	52 Week Low (on 5/12/2016):	$43.06

52 Weeks Ago:	$43.06

This document relates only to the Trigger PLUS offered hereby and does not relate to this basket component or other securities of the issuer of this basket component. We have derived all disclosures contained in this document regarding this basket component from the publicly available documents described in the preceding paragraph. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to this basket component. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding this basket component. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of this basket component (and therefore the price of this basket component at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning this basket component could affect the price of this basket component and therefore the return on the Trigger PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of this basket component.

May 2017	Page 21

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Information

The table below sets forth the published high, low and period end closing prices of this basket component for each quarter in the period from January 2, 2008 through May 12, 2017. The associated graph shows the closing prices of this basket component for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of this basket component should not be taken as an indication of its future performance, and no assurance can be given as to the price of this basket component at any time, including on the valuation date.

Common Stock of Xilinx, Inc. CUSIP: 983919101	High	Low	Period End
2008
First Quarter	$24.94	$19.06	$23.75
Second Quarter	$28.16	$22.96	$25.25
Third Quarter	$27.55	$22.48	$23.45
Fourth Quarter	$23.45	$14.61	$17.82
2009
First Quarter	$20.38	$15.47	$19.16
Second Quarter	$21.85	$18.38	$20.46
Third Quarter	$23.83	$19.15	$23.42
Fourth Quarter	$25.36	$21.55	$25.06
2010
First Quarter	$27.35	$23.24	$25.50
Second Quarter	$27.74	$23.68	$25.26
Third Quarter	$29.28	$24.15	$26.61
Fourth Quarter	$29.06	$25.17	$28.98
2011
First Quarter	$35.11	$28.98	$32.80
Second Quarter	$36.47	$30.55	$36.47
Third Quarter	$37.11	$27.44	$27.44
Fourth Quarter	$33.46	$27.06	$32.06
2012
First Quarter	$37.45	$32.06	$36.43
Second Quarter	$36.72	$31.00	$33.57
Third Quarter	$35.31	$30.64	$33.41
Fourth Quarter	$36.30	$32.18	$35.90
2013
First Quarter	$39.14	$35.63	$38.17
Second Quarter	$41.32	$35.51	$39.61
Third Quarter	$47.99	$39.61	$46.86
Fourth Quarter	$47.45	$43.01	$45.92
2014
First Quarter	$55.07	$45.02	$54.27
Second Quarter	$54.98	$45.34	$47.31
Third Quarter	$49.12	$41.04	$42.35
Fourth Quarter	$47.20	$36.27	$43.29
2015
First Quarter	$43.60	$38.58	$42.30
Second Quarter	$48.33	$41.85	$44.16
Third Quarter	$44.16	$38.78	$42.40
Fourth Quarter	$50.24	$41.86	$46.97
2016
First Quarter	$50.27	$41.91	$47.43
Second Quarter	$47.62	$42.92	$46.13
Third Quarter	$54.46	$45.48	$54.34
Fourth Quarter	$61.24	$49.61	$60.37
2017
First Quarter	$60.37	$57.37	$57.89
Second Quarter (through May 12, 2017)	$64.69	$55.10	$64.30

May 2017	Page 22

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Common Stock of Xilinx, Inc. – Daily Closing Prices January 2, 2008 to May 12, 2017

May 2017	Page 23

Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information About the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

General Information
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Official closing price:	With respect to each basket component, the official closing price on any scheduled trading day will be determined by the calculation agent based upon the closing price of such basket component, displayed on the relevant Bloomberg Professional® service page (with respect to the AMZN, “AAPL UQ <EQUITY>,” with respect to the IBM, “IBM UN <EQUITY>,” with respect to the INTC, “INTC UQ <EQUITY>,” with respect to the NVDA, “NVDA UP <EQUITY>,” and with respect to the XLNX, “XLNX UQ <EQUITY>”, or any successor pages on the Bloomberg Professional® service or any successor service, as applicable, subject to adjustment by the calculation agent as described under “Additional Terms of the Notes– Antidilution and Reorganization Adjustments” in the Stock-Linked Underlying Supplement.
CUSIP:	40435H574
ISIN:	US40435H5744
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Denominations:	$10 per Trigger PLUS and integral multiples thereof
Interest:	None
Tax considerations:

There is no direct legal authority as to the proper tax treatment of the Trigger PLUS, and therefore significant aspects of the tax treatment of the Trigger PLUS are uncertain as to both the timing and character of any inclusion in income in respect of the Trigger PLUS. Under one approach, the Trigger PLUS could be treated as a pre-paid executory contract with respect to the basket. We intend to treat the Trigger PLUS consistent with this approach. Pursuant to the terms of the Trigger PLUS, you agree to treat the Trigger PLUS under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat the Trigger PLUS as a pre-paid executory contract with respect to the basket. Pursuant to this approach, we do not intend to report any income or gain with respect to the Trigger PLUS prior to maturity or an earlier sale or exchange, and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Trigger PLUS for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether the issuer of any basket component would be treated as a passive foreign investment company (a “PFIC”) or United States real property holding corporation (a “USRPHC”), both as defined for U.S. federal income tax purposes. If the issuer of one or more of the basket components were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder or non-U.S. holder (both as defined in the accompanying prospectus supplement). You should refer to information filed with the SEC and other authorities by the issuer of a basket component and consult your tax advisor regarding the possible consequences to you if the issuer of one or more of the basket components is or becomes a PFIC or a USRPHC.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the Trigger PLUS) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Trigger PLUS is required to accrue income in respect of the Trigger PLUS prior to the receipt of payments under the Trigger PLUS or its earlier sale or exchange. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Trigger PLUS as ordinary income (including gain on a sale or exchange). Finally, it is possible that a non-U.S. holder of the Trigger PLUS could be subject to U.S. withholding tax in respect of a Trigger PLUS. It is unclear whether any regulations or other guidance would apply to the Trigger PLUS (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Trigger PLUS.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Trigger PLUS is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Trigger PLUS.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, U.S. Treasury regulations provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2018. Based on the issuer’s determination that the Trigger PLUS is not a “delta-one” instrument, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Trigger PLUS. However, it is possible that the Trigger PLUS could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a basket component or the Trigger PLUS, and following such occurrence the Trigger PLUS could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the a basket component or the Trigger PLUS should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Trigger PLUS and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of a Trigger PLUS will only apply to dispositions after December 31, 2018.

For a further discussion of U.S. federal income tax consequences related to each Trigger PLUS, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Trigger PLUS from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the Trigger PLUS and will receive a fee of $0.30 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.25 for each Trigger PLUS they sell. Of the amount per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each Trigger PLUS.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Trigger PLUS, but is under no obligation to make a market in the Trigger PLUS and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

Events of default and acceleration:

If the Trigger PLUS have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Trigger PLUS, the calculation agent will determine the accelerated payment at maturity due and payable in the same general manner as described in “payment at maturity” in this free writing prospectus. In such a case, the third scheduled trading day immediately preceding the date of acceleration will be used as the valuation date for purposes of determining the accelerated final value. If a market disruption event exists with respect to one or more of the basket components on that scheduled trading day, then the accelerated valuation date will be postponed as to the applicable basket component(s) for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled valuation date). The accelerated maturity date will be postponed by an equal number of business days.

If the Trigger PLUS have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Trigger PLUS. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

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Trigger PLUS Based on a Basket of Five Common Equity Securities due May 22, 2020 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Where you can find more information:

This free writing prospectus relates to an offering of the Trigger PLUS linked to the basket. The purchaser of a Trigger PLUS will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of Trigger PLUS relates to the basket components, you should not construe that fact as a recommendation as to the merits of acquiring an investment in any basket component or as to the suitability of an investment in the Trigger PLUS.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Stock-Linked Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and Stock-Linked Underlying Supplement dated March 5, 2015. If the terms of the Trigger PLUS offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Stock-Linked Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying Stock-Linked Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Stock-Linked Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420415014323/v403651_424b2.htm

The prospectus supplement at:

http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus at:

http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

This document provides a summary of the terms and conditions of the Trigger PLUS. We encourage you to read the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

May 2017	Page 26